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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934


                              TEARDROP GOLF COMPANY
------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                  57-1056600
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employee Identification No.)

   32 Bow Circle, Hilton Head Island,
            South Carolina                                  29928
----------------------------------------        -----------------------------
(Address of principal executive offices)                 (zip code)


        Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered

    -------------------------------            -------------------------------

    -------------------------------            -------------------------------


        Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
--------------------------------------------------------------------------------
                                (Title of Class)

                    Redeemable Common Stock Purchase Warrants
--------------------------------------------------------------------------------
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          The information called for by this Item 1 is incorporated herein by reference to the Registrant's Prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.   Exhibits.

          1. Specimen of certificate evidencing Registrant's Common Stock, par value $.01.*

          2. Specimen of certificate evidencing Registrant's Redeemable Common Stock Purchase Warrant.*

          3.   Warrant Agreement.*

          4.   (a)  Certificate of Incorporation of the Registrant.+
               (b)  By-Laws of the Registrant.+





-------------------------
* Filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (File No. 333-14647).

* Filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (File No. 333-14647).

* Filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (File No. 333-14647).

+ Filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-14647) filed with the Commission on October 23, 1996.

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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   TEARDROP GOLF COMPANY



                                   By:  /s/ Rudy A. Slucker
                                      -------------------------------------
                                        Rudy A. Slucker
                                        President and Chief Executive Officer


Dated:  December 16, 1996